UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2021

GP Strategies Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7234	52-0845774
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

70 Corporate Center

11000 Broken Land Parkway, Suite 300

Columbia, MD 21044

(Address of Principal Executive Offices, and Zip Code)

(443) 367-9600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GPX	NYSE (New York Stock Exchange)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

GP Strategies Corporation (the “Company”) held a special meeting of stockholders on September 28, 2021 (the “special meeting”). At the special meeting, the Company’s stockholders approved the two proposals described below. Stockholder action on a third proposal, to approve one or more adjournments of the special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of proposal 1, was not required and no vote was taken on that proposal.

Proposal 1

The Company’s stockholders adopted the Agreement and Plan of Merger, dated as of July 15, 2021, and as it may be amended or supplemented, by and among the Company, Learning Technologies Group plc, a public limited company incorporated in England and Wales (“LTG”), Learning Technologies Acquisition Corporation, a Delaware corporation and direct wholly owned subsidiary of LTG (“US Holdco”), and Gravity Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of US Holdco (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned, indirect subsidiary of LTG (the “Merger”), as set forth below.

For	Against	Abstentions
14,318,767.30	21,508	8,937

Proposal 2

The Company’s stockholders approved, on a non-binding, advisory basis, the compensation that will or may be paid to the Company’s named executive officers in connection with the Merger, as set forth below:

For	Against	Abstentions
10,984,384.30	3,256,674	108,154

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: September 28, 2021	By:	/s/ James Galante
James Galante
Senior Vice President, General Counsel and Secretary